SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: June 21, 2004
Date of Earliest Event Reported: May 26, 2004

NATURAL GAS SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

0-27862	80-0028196

(Commission File Number)	(I.R.S. Employer Identification No.)

820 Gessner, Suite 1340, Houston, Texas	77024

(Address of Principal Executive Offices)	(Zip Code)

(713) 935-0122

(Registrant’s Telephone Number, Including Area Code)

REALITY INTERACTIVE, INC.

378 North Main Street, No. 124, Layton, Utah 84043

(Former Name or Former Address, if Changed Since Last Report)

Item 1: Changes in Control of Registrant
SIGNATURES

Explanatory Note:

Natural Gas Systems, Inc. is filing this amendment (this “Amendment”) to correct errors in its Form 8-K filed with the Securities and Exchange Commission on June 3, 2004.

This Amendment does not reflect events occurring after the filing of the June 3, 2004 Form 8-K, nor does it modify or update those disclosures in any way, except as required to reflect the effects of the above-described restatement.

Item 1: Changes in Control of Registrant

The Amendment contains corrections to the section within Item 1 entitled “Security Ownership of Certain Beneficial Owners and Management” (herein referred to as the “Security Ownership Section”).

The Security Ownership Section contains a table detailing the number of shares of Reality Interactive, Inc. common stock beneficially owned immediately prior to and immediately after the closing of the Merger. This table contained an error regarding the number and percent of shares owned by Eric A. McAfee, Marguerite McAfee, P2 Capital LLC and McAfee Capital LLC. The columns detailing the “Amount and Nature of Beneficial Ownership” and “Percent of Class,” in each case After Closing of the Merger, have been adjusted to correct this error. Corresponding changes have been made to Footnote 9(iv) to the table.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth the number of shares of Reality Interactive common stock beneficially owned immediately prior to the closing of the Merger, and immediately after the closing of the Merger, by (i) those persons or groups known to beneficially own more than 5% of Reality Interactive’s common stock immediately prior to the closing of the Merger, (ii) those persons or groups known to beneficially own more than 5% of Reality Interactive’s common stock immediately after the closing of the Merger, (iii) each current executive officer and director and each person who will become an executive officer or director on or about June 5, 2004, (iv) all directors and executive officers as a group immediately prior to the closing of the Merger, and (v) as a group, persons who are expected to be directors and executive officers on or about June 5, 2004. The information is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934. Except as indicated below, the shareholders listed possess sole voting and investment power with respect to their shares.

	Before Closing		After Closing
	of the Merger (1)		of the Merger (2)
	Amount and Nature		Amount and Nature
	of Beneficial		of Beneficial
Name and Address of Beneficial Owner	Ownership	Percent of Class	Ownership	Percent of Class
Dean Becker (3)	7,010,000	88.22%	10,000	0.04%
Global Marketing Associates, Inc. (3)	125,000	1.57	125,000	0.55
Robert Herlin(4) (5)	0	—	1,046,875	4.61
Laird Q. Cagan (6) (7)	0	—	7,630,000	33.40
John Pimentel (6)	0	—	450,000	1.98
Sterling McDonald (8)	0	—	31,250	*
E.J. DiPaolo (4)	0	—	0	—
Gene Stoever (4)	0	—	0	—
Eric A. McAfee Marguerite McAfee P2 Capital LLC McAfee Capital LLC (6) (9)	0	—	5,975,000	26.15%
All executive officers and directors as a group (one person prior to the Merger and six persons following the closing of the Merger)	7,010,000	88.22%	9,158,125	39.95%

*	Less than 1%.

(1)	Based on 7,946,255 Reality Interactive shares outstanding on May 25, 2004.

(2)	Based on 22,696,256 Reality Interactive shares outstanding immediately after the closing of the Merger on May 26, 2004.

(3)	Address: 378 North Main, #124, Layton, Utah 84041.

(4)	Address: c/o Natural Gas Systems, Inc. 820 Gessner, Suite 1340, Houston, Texas 77024.

(5)	Includes 46,875 shares issuable upon options exercisable within 60 days of the date hereof and excludes 203,125 options not exercisable within 60 days of the date hereof.

(6)	Address: c/o Cagan McAfee, 10600 N. De Anza Blvd., Suite 250, Cupertino, California 95014

(7)	Includes (x) 1,000,000 shares held in trust by Mr. Cagan’s two daughters and (y) immediately exercisable warrants to acquire 150,000 shares of common stock held by Cagan McAfee Capital Partners, LLC.

(8)	Includes 31,250 shares issuable upon options exercisable within 60 days of the date hereof and excludes 218,750 options not exercisable within 60 days of the date hereof.

(9)	Includes (i) 1,000,000 shares directly held by Eric McAfee, (ii) 2,000,000 shares held by P2 Capital LLC, an entity owned 50% by Marguerite McAfee (Mr. McAfee’s spouse) and 25% by each of Mr. and Mrs. McAfee’s minor children (over which shares Mrs. McAfee holds sole dispositive and voting power), (iii) 2,700,000 shares held by McAfee Capital, LLC, an entity owned 50% by each of Mr. and Mrs. McAfee (over which shares Mr. and Mrs. McAfee share voting and dispositive power) and (iv) 125,000 shares owned by Berg McAfee Companies, LLC (out of total of 250,000 shares owned by Berg McAfee Companies, LLC), an entity in which Mr. McAfee owns a 50% interest and shares voting and dispositive power. Also includes immediately exercisable warrants to acquire 150,000 shares of common stock held by Cagan McAfee Capital Partners, LLC. Mr. McAfee disclaims beneficial ownership over all of the shares held by P2 Capital LLC and 50% of the shares held by Berg McAfee. McAfee Capital LLC disclaims beneficial ownership over all of the shares held by P2 Capital LLC.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SYSTEMS, INC.

Date: June 21, 2004	By:	/s/ ROBERT HERLIN

Robert Herlin, Chief Executive Officer